Sun Bancorp, Inc.
                                                                    NEWS RELEASE



Contact: Dan A. Chila, EVP and Chief Financial Officer
         (856) 691-7700

                   SUN BANCORP, INC - 2003 MOMENTUM CONTINUES
                       Fourth Quarter and Year End Report

           Sun's Strong Fourth Quarter Propels Impressive 2003 Results

                   27% Increase in Earnings Per Share for 2003
                   23% Increase in Assets
                   12% Increase in Loans
                   11% Increase in Net Interest Income for 2003

                        Our mission is uncompromising...
         ...To be the Premier Community Bank in every community we serve

VINELAND, NJ, January 21, 2004 - Sun Bancorp, Inc. (NASDAQ: SNBC) "The 2003 fourth quarter and year-end results are a testament to the level of performance achieved across the entire organization and the investments made the past several years. Our people have enabled us to overcome the challenges of a difficult economic environment and capitalize on opportunities to produce the results being reported today," stated Thomas A. Bracken, President and CEO of Sun Bancorp, Inc. and its wholly owned subsidiary Sun National Bank. "Our results in 2003 continue the consistent progress over the past two years and should clearly indicate we are building Sun National Bank into a formidable regional community bank."

         Sun Bancorp, Inc. reported fourth quarter net income of $3.1 million or $.19 earnings per diluted share. The reported earnings per share of $.19 for the fourth quarter includes a net of tax charge of $624,000 or $.05 per diluted share relating to the unamortized issuance costs of redeemed 8.875% Sun Capital Trust II Preferred Securities of approximately $30 million. The unamortized issuance costs of redeemed Trust Preferred Securities were written off during the quarter as a charge to equity. This non-income statement charge is included in the calculation of earnings per share

P.O. Box 849 o 226 Landis Avenue o Vineland,  NJ 08360 o  856-691-7700 o Member FDIC

Sun Bancorp 4Q and Year End Results 2003                                  Page 2


available to common shareholders. In addition, during the fourth quarter the Company recognized net of tax charges of approximately $400,000 or $.03 per diluted share for transaction costs related to the acquisition of the eight branches from New York Community Bank which closed on December 19, 2003. Net income for the quarter, adjusted for the above charges, was $3.5 million or $.27 per diluted share compared to net income for the prior year period of $2.9 million or $.24 per diluted share, a 12.5% increase.

         Net income for the year ended December 31, 2003 was $13.3 million or $1.00 earnings per diluted share compared to $10.4 million or $.79 per diluted share for the prior year, a 26.6% increase.

         "During the fourth quarter, the Company completed several previously announced strategic initiatives that enhanced our market share and strengthened our capital position," Bracken said. On December 19, 2003, the Company completed the acquisition of eight branches from New York Community Bank with deposits of approximately $340 million. In December, the Company completed the issuance of $40.0 million of Pooled Floating Rate Capital Securities. The proceeds were used to redeem approximately $30 million of 8.875% Sun Capital Trust II Preferred Securities and for general corporate purposes. In addition, on December 22, 2003, the Company completed the public offering of 1,495,000 shares of common stock, which increased capital by approximately $30 million.

     The following are the financial highlights for the quarter and the year:

o Total assets were $2.600 billion at December 31, 2003 compared to $2.115 billion at December 31, 2002, an increase of $485.0 million or 22.9% ($105 million or 5.0% adjusted for approximately $380 million related to the acquisition of branches and new capital). Total loans adjusted for the acquisition of branches increased approximately 10.8% to $1.360 billion. Total deposits adjusted for acquisition of branches increased 4.8% to $1.770 billion. Total core deposits (demand and savings), adjusted for the acquisition of branches, increased $93.5 million or 7.3% while non-core deposits (CD's) decreased $13.1 million or 3.2%. Core deposits at December 31, 2003 represented 77.5% of total deposits compared to 75.6% at December 31, 2002.

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Sun Bancorp 4Q and Year End Results 2003                                  Page 3


o Goodwill and net intangible assets (core deposit premium) increased year-to-year by $37.3 million primarily as a result of the acquisition of the eight branches in December 2003.

o Net interest income for the fourth quarter of $18.6 million increased $1.9 million, or 11.3%, compared to $16.7 million for the prior year period. Net interest margin for the quarter of 3.53% compares to net interest margin of 3.38% for the comparable prior year period. The increased net interest income and margin is due to the growth in average earning assets of 6.8%, especially loans which grew $127.3 million or 10.5%. In addition, the interest rate spread increased by 26 basis points. On a linked quarter basis, net interest income increased $334,000, or 1.83% and net interest margin declined eight basis points. This decline in margin is due principally to the short term investment of the deposit proceeds from the branch acquisitions.

     Net interest income for the year of $72.3 million increased $7.3 million or 11.1%, compared to $65.0 million for the prior year. Net interest margin for the year of 3.57% compares to 3.44% for the prior year. The year-to-year net interest income and margin increases are due to growth in average earning assets of 7.4%, especially the loan portfolio which grew an average of $107.0 million or 9.0%. In addition, the interest rate spread increased by 23 basis points.

o Total non-performing assets were $26.3 million at December 31, 2003 compared to $13.4 million at December 31, 2002 and $25.9 million at September 30, 2003. The increase in non-performing assets from December 31, 2002 to December 31, 2003 is primarily due to the two previously disclosed loans aggregating $16.3 million that were transferred to non-performing loans at September 30, 2003. In the third quarter 2003, the Company increased the provision for loan losses to specifically reserve for these credits resulting in the write down of these credits to net realizable value. During this quarter, the Company charged off approximately $2.3 million relating to these two credits. A portion of one of these credits was also transferred to other real estate owned during the quarter. Primarily as a result of these charge-offs the reserve to total loans decreased to 1.27% at December 31, 2003 compared to 1.33% at December 31, 2002 and 1.43% at September 30, 2003. The Company is aggressively managing these credits and believes that they are being carried at net realizable value as of year end.

o Non-interest income for the quarter, excluding securities gains, of $3.2 million, increased $522,000 or 19.5%, compared to $2.7 million for the prior year period. Non-interest income for the year, excluding securities gains and gain on sale of branches, of $12.1 million increased $1.4 million or 14.0%, compared to $10.7 million for the prior year. The increases are due to the continued focus on the enhancement of existing fee-based products and services as well as a BOLI investment and the introduction of an Overdraft Privilege Program which were

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Sun Bancorp 4Q and Year End Results 2003                                  Page 4


     both initiated in the second quarter 2003. These initiatives are expected to continue to have a positive impact on the enhancement of non-interest revenue, which is a strategic goal of the Company.

o Non-interest expenses for the quarter, excluding the expenses related to the December 2003 branch acquisitions, of $16.9 million, compare to $15.4 million for the fourth quarter 2002 and $16.7 million for the third quarter 2003.

     Total non-interest expenses for 2003, excluding the branch acquisitions in December 2003, of $65.4 million compared to $59.0 million for 2002, an increase of $6.5 million or 11.0%. The primary increase year-to-year is related to salaries and benefits, which increased $5.2 million or 18.5%, reflecting the effect of the increased staffing in 2002.

         During 2003, the bank's branch rationalization program resulted in the reduction of five branches, four through sales and one through consolidation. The addition of the former New York Community Bank branches will also result in several consolidation opportunities, with one of those branches already consolidated in January 2004 and two additional branches scheduled for action in the second quarter. In addition, four branches have been identified for consolidation early in the second quarter bringing the branch reduction, not including the former NYCB branches, to a total of nine branches with further reduction under consideration during 2004.

         "Our performance in 2003 reflects continued growth in core earnings and underscores our focus on relationship banking driven by our regional banking group management teams providing local decision-making across our geographic markets," said Bracken. "We are intensely focused on our core business: meeting the needs of our business and consumer customers. The marketplace continues to respond positively to our brand of community banking. The coming year offers unique opportunities for Sun National Bank in what continues to be a dynamic marketplace, and we believe we are well-positioned to capitalize upon those opportunities."

         Sun Bancorp, Inc. is located in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 78 Community Banking Centers in Southern and Central New Jersey, in the contiguous New Castle County market in Delaware, and in Philadelphia, Pennsylvania. The deposits of the Bank are insured up

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Sun Bancorp 4Q and Year End Results 2003                                  Page 5


to the legal maximum by the Federal Deposit Insurance Corporation. For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
                                                                 -------------

         The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Sun Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                                      # # #
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                                                                          Page 6

SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)

                                                               Three months ended              Year ended
                                                                   December 31,                December 31,
                                                          --------------------------  -------------------------
                                                                2003          2002          2003         2002
                                                                ----          ----          ----         ----
     Profitability for the period:
       Net interest income                                   $ 18,620      $ 16,728      $ 72,288     $ 65,038
       Provision for loan losses                                1,165           990         4,825        4,175
       Noninterest income                                       4,010         3,861        17,356       13,178
       Noninterest expense                                     17,460        15,371        66,037       58,965
       Income before income taxes                               4,005         4,228        18,782       15,076
       Net income                                            $  3,134       $ 2,892      $ 13,336     $ 10,378
                                                             ========       =======      ========     ========

          Return on average assets (1)                          0.53%         0.53%         0.59%        0.50%
          Return on average equity (1)                          7.88%         8.13%         8.71%        7.63%
          Net interest margin (1)                               3.53%         3.38%         3.57%        3.44%
          Efficiency ratio                                     77.15%        74.65%        73.67%       75.39%
     Per share data: (1)
       Net Income                                             $ 3,134       $ 2,892      $ 13,336     $ 10,378
          Trust Preferred Issuance Write-off                     (624)            -          (624)        (777)
                                                              -------       -------      --------      -------
       Earnings available to common shareholders              $ 2,510       $ 2,892      $ 12,712      $ 9,601
                                                              =======       =======      ========      =======
       Net income per common share (2):
          Basic                                                 $0.26         $0.25         $1.13        $0.89
          Diluted                                               $0.24         $0.24         $1.05        $0.85
       Earnings per common share (2), (3):
          Basic                                                 $0.21         $0.25         $1.08        $0.82
          Diluted                                               $0.19         $0.24         $1.00        $0.79

       Average equity to average assets                          6.70%         6.48%         6.79%        6.55%


                                                                        December 31,
                                                                        --------------------------
                                                                           2003          2002
                                                                           ----          ----
     At period-end:
       Assets                                                            $2,599,510   $ 2,114,651
       Deposits                                                           2,111,125     1,690,462
       Loans, net                                                         1,364,274     1,217,008
       Investments                                                          975,979       734,811
       Borrowings                                                           222,398       205,280
       Shareholders' Equity                                                 185,718       145,623

     Credit quality and capital ratios:
       ALLL to total loans                                                     1.27%         1.33%
       Non-performing assets to total loans
          and other real estate owned                                          1.89%         1.08%
       Total allowance for loan losses to
          non-performing loans                                                80.74%       131.60%

       Total Capital (to Risk Weighted Assets) (4):
          Sun Bancorp, Inc.                                                   11.85%        12.16%
          Sun National Bank                                                   10.49%        11.39%
       Tier I Capital (to Risk Weighted Assets) (4):
          Sun Bancorp, Inc.                                                   10.24%        10.15%
          Sun National Bank                                                    9.40%        10.24%
       Leverage Ratio (4):
          Sun Bancorp, Inc.                                                    7.27%         6.84%
          Sun National Bank                                                    6.75%         6.97%

       Book value                                                             13.97         12.40
       Tangible book value                                                     8.21          9.04

(1) Three months ended amounts are annualized. (2) Data is adjusted for a 5% stock dividend in April 2003.
(3) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write-off), by the weighted average number of shares of common stock outstanding.
(4) December 31, 2003 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                       December 31,  December 31,
                                                                          2003          2002
                                                                          ----          ----
                                                                                    (as restated)
ASSETS
     Cash and due from banks                                          $    81,630    $    65,476
     Federal funds sold                                                       487            138
                                                                      -----------    -----------
         Cash and cash equivalents                                         82,117         65,614
     Investment securities available for sale (amortized cost -
         $960,877; 2003, $714,962; 2002                                   963,428        723,201
     Loans receivable (net of allowance for loan losses -
         $17,614; 2003, $16,408; 2002                                   1,364,274      1,217,008
     Restricted equity investments                                         12,551         11,610
     Bank properties and equipment, net                                    34,093         29,468
     Real estate owned, net                                                 4,444            904
     Accrued interest receivable                                           11,266         11,012
     Goodwill                                                              50,600         19,672
     Intangible assets, net                                                26,195         19,783
     Deferred taxes, net                                                    7,284          6,867
     Other assets                                                          43,258          9,512
                                                                      -----------    -----------
            TOTAL ASSETS                                              $ 2,599,510    $ 2,114,651
                                                                      ===========    ===========
LIABILITIES
     Deposits                                                         $ 2,111,125    $ 1,690,462
     Advances from the Federal Home Loan Bank                             163,964        142,260
     Federal funds purchased                                                2,500
     Other borrowings                                                       1,160
     Securities sold under agreements to repurchase - customers            55,934         61,860
     Debentures                                                            72,165         61,753
     Other liabilities                                                      8,104         11,533
                                                                      -----------    -----------
         Total liabilities                                              2,413,792      1,969,028

SHAREHOLDERS' EQUITY
     Common stock, $1 par value, shares authorized, 25,000,000
         issued and outstanding, 13,381,310; 2003, 11,271,135; 2002        13,381         11,271
     Additional Paid in Capital                                           151,631        114,930
     Retained earnings                                                     20,062         15,030
     Accumulated other comprehensive income                                 1,690          5,438
     Treasury stock at cost, 90,562 shares                                 (1,046)        (1,046)
                                                                      -----------    -----------
     Total shareholders' equity                                           185,718        145,623
                                                                      -----------    -----------
            TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $ 2,599,510    $ 2,114,651
                                                                      ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                            For the Three Months          For the Year
                                                             Ended December 31,         Ended December 31,
                                                           ----------------------   ------------------------
                                                                2003         2002        2003         2002
                                                                ----         ----        ----         ----
INTEREST INCOME:
     Interest and fees on loans                            $  20,601    $  20,990   $  83,263    $  83,822
     Interest on taxable investment securities                 5,017        5,684      21,428       25,693
     Interest on non-taxable investment securities               632          553       2,511        2,085
     Dividends on restricted equity investments                   89          168         559          591
     Interest on federal funds sold                              166          295         301          703
                                                           ---------    ---------   ---------    ---------
        Total interest income                                 26,505       27,690     108,062      112,894
INTEREST EXPENSE:
     Interest on deposits                                      4,946        7,878      23,480       35,104
     Interest on borrowed funds                                1,863        1,999       8,068        8,271
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                 1,076        1,085       4,226        4,481
                                                           ---------    ---------   ---------    ---------
        Total interest expense                                 7,885       10,962      35,774       47,856
                                                           ---------    ---------   ---------    ---------
           Net interest income                                18,620       16,728      72,288       65,038
                                                           ---------    ---------   ---------    ---------
Provision for loan losses                                      1,165          990       4,825        4,175
                                                           ---------    ---------   ---------    ---------
     Net interest income after provision for loan losses      17,455       15,738      67,463       60,863
NON-INTEREST INCOME:
     Service charges on deposit accounts                       1,989        1,758       7,650        6,940
     Other service charges                                        93          104         397          441
     Gain (loss) on sale of fixed assets                           5          164          (4)
     Gain on sale of investment securities                       809        1,182       2,467        2,517
     Gain on sale of branches                                  2,745
     Other                                                     1,119          812       3,933        3,284
                                                           ---------    ---------   ---------    ---------
        Total other income                                     4,010        3,861      17,356       13,178
NON-INTEREST EXPENSE:
     Salaries and employee benefits                            8,581        7,454      33,421       28,208
     Occupancy expense                                         2,034        2,039       8,768        7,893
     Equipment expense                                         1,295        1,430       5,341        5,041
     Data processing expense                                     988          794       3,438        3,428
     Amortization of intangible assets                           936          980       3,696        4,182
     Other                                                     3,626        2,674      11,373       10,213
                                                           ---------    ---------   ---------    ---------
        Total other expenses                                  17,460       15,371      66,037       58,965
                                                           ---------    ---------   ---------    ---------
INCOME BEFORE INCOME TAXES                                     4,005        4,228      18,782       15,076
INCOME TAXES                                                     871        1,336       5,446        4,698
                                                           ---------    ---------   ---------    ---------
NET INCOME                                                 $   3,134    $   2,892   $  13,336    $  10,378
                                                           ---------    ---------   ---------    ---------

Less: Trust Preferred Issuance Write-off                   $    (624)   $       -   $    (624)   $    (777)
                                                           ---------    ---------   ---------    ---------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                $   2,510    $   2,892   $  12,712    $   9,601
                                                           =========    =========   =========    =========

Basic net income per share (1)                             $    0.26    $    0.25   $    1.13    $    0.89
Diluted net income per share (1)                           $    0.24    $    0.24   $    1.05    $    0.85
Basic earnings per share (1), (2)                          $    0.21    $    0.25   $    1.08    $    0.82
Diluted earnings per share (1), (2)                        $    0.19    $    0.24   $    1.00    $    0.79


(1)  Data is adjusted for a 5% stock dividend in April 2003.
(2) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
    (Dollars in thousands, except per share data)

                                                    2003       2003        2003       2003        2002
                                                     Q4         Q3          Q2         Q1          Q4
                                                     --         --          --         --          --
Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                 $1,169,165  $1,093,170 $1,082,251  $1,062,503 $ 1,043,885
       Home equity                                   80,291      71,827     62,768      50,766      44,603
       Second mortgage                               51,369      52,879     53,210      44,505      47,458
       Residential real estate                       29,596      33,233     38,071      41,772      43,375
       Installment                                   51,467      52,065     52,530      53,815      54,095
                                                 ----------  ---------- ----------  ---------- -----------
          Total loans                             1,381,888   1,303,174  1,288,830   1,253,361   1,233,416
            Allowance for loan losses               (17,614)    (18,572)   (16,209)    (16,478)    (16,408)
                                                 ----------  ---------- ----------  ---------- -----------
              Net Loans                           1,364,274   1,284,602  1,272,621   1,236,883   1,217,008
    Goodwill                                         50,600      19,672     19,672      19,672      19,672
    Intangible assets, net                           26,195      16,908     17,933      18,858      19,783
    Total Assets                                  2,599,510   2,274,536  2,230,651   2,186,777   2,112,172
    Total Deposits                                2,111,125   1,808,894  1,746,121   1,706,583   1,690,462
    Advances from the Federal Home Loan Bank        163,964     168,662    163,311     162,912     142,260
    Federal funds purchased                           2,500                 27,000      32,000
    Securities repurchase agreements  - customers    55,934      77,376     72,196      68,655      61,860
    Total shareholders' equity                      185,718     152,903    156,150     148,922     145,623
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                 $1,130,905  $1,086,150 $1,071,011  $1,059,424 $ 1,025,551
       Home equity                                   76,652      67,293     57,518      46,931      41,719
       Second mortgage                               52,505      53,685     49,209      45,698      49,785
       Residential real estate                       31,099      36,944     40,247      41,085      44,745
       Installment                                   51,632      51,746     52,921      53,186      53,714
                                                 ----------  ---------- ----------  ---------- -----------
          Total loans                             1,342,793   1,295,818  1,270,906   1,246,324   1,215,514
    Securities                                      804,092     764,350    766,827     755,831     795,235
    Total earning assets                          2,146,885   2,060,168  2,037,733   2,002,155   2,010,749
    Total assets                                  2,373,422   2,245,314  2,230,403   2,165,053   2,196,723
    Non-interest-bearing demand deposits            374,563     355,810    318,936     303,256     305,173
    Total deposits                                1,853,948   1,771,230  1,718,591   1,681,471   1,721,434
    Total interest-bearing liabilities            1,781,220   1,716,975  1,723,693   1,682,828   1,692,394
    Total shareholders' equity                      159,028     154,212    151,491     147,600     142,239
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                              11.85%      12.21%     11.99%      12.22%      12.16%
       Sun National Bank                              10.49%      11.42%     11.22%      11.45%      11.39%
    Tier I Capital (to Risk Weighted Assets) (1):
       Sun Bancorp, Inc.                              10.24%      10.44%     10.27%      10.33%      10.15%
       Sun National Bank                               9.40%      10.22%     10.15%      10.32%      10.24%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                               7.27%       7.45%      7.25%       7.22%       6.84%
       Sun National Bank                               6.75%       7.32%      7.24%       7.28%       6.97%

    Average equity to average assets                   6.70%       6.87%      6.79%       6.82%       6.48%
    ALLL to total loans                                1.27%       1.43%      1.26%       1.31%       1.33%
    Non-performing assets to total loans
       and other real estate owned                     1.89%       1.99%      0.73%       0.84%       1.08%
    Total allowance for loan losses to
       non-performing loans                           80.74%      73.12%    183.24%     165.11%     131.60%
Other data:
    Net (charge-offs) recoveries                     (2,124)         88       (979)       (605)       (545)
                                                 ----------  ---------- ----------  ---------- -----------
    Restructured loans                                    -           -     13,476      13,476      13,476
                                                 ----------  ---------- ----------  ---------- -----------
    Non-performing assets:
       Non-accrual loans                             21,568      25,137      8,230       9,202       9,963
       Loans past due 90 days                           248         262        616         778       2,505
       Other real estate owned, net                   4,444         502        577         570         904
                                                 ----------  ---------- ----------  ---------- -----------
         Total non-performing assets                 26,260      25,901      9,423      10,550      13,372
                                                 ==========  ========== ==========  ========== ===========

(1) December 31, 2003 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                              2003        2003        2003       2003        2002
                                                               Q4          Q3          Q2         Q1          Q4
                                                               --          --          --         --          --
Profitability for the quarter:
     Tax-equivalent interest income                          26,829      26,703     27,805      28,004     27,973
     Interest expense                                         7,885       8,097      9,828       9,964     10,962
        Tax-equivalent net interest income                   18,944      18,606     17,977      18,040     17,011
        Tax-equivalent adjustment                               324         320        320         315        283
     Provision for loan losses                                1,165       2,275        710         675        990
            Non-interest income excluding security gains and
         branch sales                                         3,201       3,269      3,043       2,631      2,679
     Security gains                                             809         788        825          45      1,182
     Gain on sale of branches                                             1,314                  1,315
             Non-interest expense excluding amortization of
             intangible assets                               16,524      15,749     15,469      14,599     14,391
     Amortization of intangible assets                          936         910        925         925        980
     Income before income taxes                               4,005       4,839      4,421       5,517      4,228
     Income tax expense                                         871       1,522      1,294       1,759      1,336
     Net Income                                               3,134       3,317      3,127       3,758      2,892
                                                            -------     -------    -------     -------    -------

Financial ratios:
     Return on average assets (1)                              0.53%       0.59%      0.56%       0.69%      0.53%
     Return on average equity (1)                              7.88%       8.60%      8.26%      10.18%      8.13%
     Net interest margin (1)                                   3.53%       3.61%      3.53%       3.60%      3.38%
     Efficiency ratio                                         77.15%      70.42%     76.16%      71.49%     74.65%
Per share data:
     Net Income                                          $    3,134  $    3,317 $    3,127  $    3,758 $    2,892
        Redemption of subsidiary's Trust
          Preferred Securities                                  624           -          -           -          -
                                                         ----------  ---------- ----------  ---------- ----------
     Earnings available to common shareholders           $    2,510  $    3,317 $    3,127  $    3,758 $    2,892
                                                         ==========  ========== ==========  ========== ==========
     Net income per common share (2):
        Basic                                                 $0.26       $0.28      $0.27       $0.32      $0.25
        Diluted                                               $0.24       $0.26      $0.25       $0.31      $0.24
     Earnings per common share (2), (3):
        Basic                                                 $0.21       $0.28      $0.27       $0.32      $0.25
        Diluted                                               $0.19       $0.26      $0.25       $0.31      $0.24

     Book value (2)                                           13.97       12.98      13.27       12.68      12.40
     Tangible book value (2)                                   8.21        9.88      10.08        9.40       9.04
     Average basic shares                                12,025,639  11,767,855 11,750,098  11,745,312 11,738,198
     Average fully diluted shares                        13,133,408  12,803,606 12,542,878  12,273,694 12,211,868
Non-operating income items:
     Gain on sale of investment securities                      809         788        825          45      1,182
     Gain on sale of branches                                             1,314                  1,315
     Gain on sale of real estate owned                            -          13         28         650         90
                                                         ----------  ---------- ----------  ---------- ----------
        Net non-operating income before tax effect              809       2,115        853       2,010      1,272
        Net non-operating income after tax effect               534       1,314        563       1,327        840
 Operating non-interest income breakdown:
     Service charges on deposit accounts                      1,989       1,975      1,932       1,754      1,758
     Other service charges                                       93          98        104         102        104
     Other income                                             1,119       1,196      1,007         775        817
                                                         ----------  ---------- ----------  ---------- ----------
        Total operating non-interest income                   3,201       3,269      3,043       2,631      2,679
Operating non-interest expense breakdown:
     Salaries and employee benefits                           8,581       8,659      8,165       8,016      7,454
     Occupancy expense                                        2,034       2,123      2,156       2,455      2,039
     Equipment expense                                        1,295       1,272      1,414       1,360      1,430
     Data processing expense                                    988         821        838         791        794
     Amortization of intangible assets                          936         910        925         925        980
     Other expenses                                           3,626       2,874      2,909       2,627      2,674
                                                         ----------  ---------- ----------  ---------- ----------
        Total operating non-interest expense                 17,460      16,659     16,407      16,174     15,371


(1)  Annualized.
(2)  Data is adjusted for a 5% stock dividend in April 2003.
(3) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET


                                               Three months ended December 31,      Three months ended December 31,
                                            ----------------------------------     --------------------------------
(Dollars in thousands)                                    2003                                  2002
                                            ----------------------------------     --------------------------------
                                              Average               Average         Average              Average
                                              Balance   Interest  Yield/Cost        Balance    Interest  Yield/Cost
                                              -------   --------  ----------        -------    --------  ----------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial            $ 1,130,905  $ 17,441        6.17 %    $ 1,025,551  $ 17,690     6.90 %
       Home equity                               76,652       729        3.81          41,719        487     4.67
       Second mortgage                           52,505       839        6.39          49,785        917     7.37
       Residential real estate                   31,099       586        7.54          44,745        741     6.62
       Installment                               51,632     1,006        7.79          53,714      1,155     8.60
                                            -----------  --------                  -----------  --------
          Total loans receivable              1,342,793    20,601        6.14       1,215,514     20,990     6.91
    Investment securities (3)                   722,178     6,042        3.35         695,547      6,664     3.83
    Interest-bearing deposit with banks          11,903        20        0.66          17,286         24     0.56
    Federal funds sold                           70,012       166        0.95          82,402        295     1.43
                                            -----------  --------                  -----------  --------
       Total interest-earning assets          2,146,886    26,829        5.00       2,010,749     27,973     5.56

    Cash and due from banks                      62,214                                60,472
    Bank properties and equipment                30,305                                29,241
    Goodwill and intangibles                     41,579                                37,308
    Other assets                                 92,438                                58,953
                                            -----------                           -----------
Non-interest-earning assets                     226,536                               185,974
                                            -----------                           -----------
  Total assets                              $ 2,373,422                           $ 2,196,723
                                            ===========                           ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit      $   732,163     1,589        0.87 %     $ 649,273      2,556     1.57 %
       Savings Deposits                         332,344       725        0.87         332,397      1,496     1.80
       Time Deposits                            414,878     2,632        2.54         434,591      3,826     3.52
                                            -----------  --------                  -----------  --------
         Total interest-bearing deposit
           accounts                           1,479,385     4,946        1.34       1,416,261      7,878     2.22
                                            -----------  --------                  -----------  --------
  Borrowed money
       Repurchase agreements with customers      70,925        65        0.37          71,980        148     0.82
       FHLB Advances                            165,568     1,796        4.34         143,713      1,846     5.14
       Federal funds purchased                      571         2        1.49               -          -
       Other borrowings                              -         -                        1,160          5     1.72
                                            -----------  --------                  -----------  --------
          Total borrowings                      237,064     1,863        3.14         216,853      1,999     3.69
       Debentures                                64,771     1,076        6.65          59,280      1,085     7.32
                                            -----------  --------                  -----------  --------
    Total interest-bearing liabilities        1,781,220     7,885        1.77       1,692,394     10,962     2.59
                                            -----------  --------                  -----------  --------

Non-interest-bearing demand deposits            374,563                               305,173
Other liabilities                                58,611                                56,917
                                            -----------                           -----------
  Total liabilities                           2,214,394                             2,054,484

Shareholders' equity                            159,028                               142,239
                                            -----------                           -----------
  Total liabilities and stockholders'
    equity                                  $ 2,373,422                           $ 2,196,723
                                            ===========                           ===========

Net interest income                                      $ 18,944                               $ 17,011
                                                         ========                               ========
Interest rate spread (4)                                                 3.23 %                              2.97 %
                                                                       ======                              ======
Net yield on interest-earning assets (5)                                 3.53 %                              3.38 %
                                                                       ======                              ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                              120.53 %                            118.81 %
                                                                       ======                              ======

----------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET

                                                 Year ended December 31,               Year ended December 31,
                                            -------------------------------------  -----------------------------------
(Dollars in thousands)                                      2003                                  2002
                                            -------------------------------------  -----------------------------------
                                                Average                Average          Average              Average
                                                Balance     Interest   Yield/Cost       Balance    Interest Yield/Cost
                                                -------     --------   ----------       -------    -------------------
Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial             $ 1,087,067    $ 70,437     6.48 %        $ 991,715  $70,134     7.07 %
       Home equity                                62,194       2,452     3.94             32,756    1,651     5.04
       Second mortgage                            50,302       3,369     6.70             51,751    3,874     7.49
       Residential real estate                    37,315       2,778     7.45             50,542    3,384     6.70
       Installment                                52,365       4,227     8.07             55,508    4,779     8.61
                                             -----------    --------                   ---------  -------
          Total loans receivable               1,289,243      83,263     6.46          1,182,272   83,822     7.09
    Investment securities (3)                    732,821      25,726     3.51            682,433   29,346     4.30
    Interest-bearing deposit with banks            8,464          57     0.69             10,318       88     0.85
    Federal funds sold                            31,599         301     0.95             44,891      703     1.57
                                             -----------    --------                   ---------  -------
       Total interest-earning assets           2,062,127     109,347     5.30          1,919,914  113,959     5.94

    Cash and due from banks                       63,963                                  60,705
    Bank properties and equipment                 29,661                                  28,634
    Goodwill and intangibles                      39,016                                  40,076
    Other assets                                  59,329                                  28,366
                                              ----------                             -----------
Non-interest-earning assets                      191,969                                 157,781
                                              ----------                             -----------
  Total assets                                 2,254,096                             $ 2,077,695
                                               =========                             ===========

Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit        $  684,162       7,407     1.08 %      $   584,808   10,790     1.84 %
       Savings Deposits                          326,012       3,968     1.22            314,208    6,821     2.17
       Time Deposits                             408,264      12,105     2.96            449,438   17,493     3.89
                                             -----------    --------                   ---------  -------
         Total interest-bearing deposit
           accounts                            1,418,438      23,480     1.66          1,348,454   35,104     2.60
                                             -----------    --------                   ---------  -------
  Borrowed money
       Repurchase agreements with customers       71,828         348     0.48             74,602      739     0.99
       FHLB Advances                             170,844       7,639     4.47            147,130    7,346     4.99
       Federal funds purchased                     4,653          81     1.74                682       15     2.20
       Other borrowings                                -           -                       3,242      171     5.27
                                             -----------    --------                   ---------  -------
          Total borrowings                       247,325       8,068     3.26            225,656    8,271     3.67
       Debentures                                 60,660       4,226     6.97             55,536    4,481     8.07
                                             -----------    --------                   ---------  -------
    Total interest-bearing liabilities         1,726,423      35,774     2.07          1,629,646   47,856     2.94
                                             -----------    --------                   ---------  -------

Non-interest-bearing demand deposits             338,385                                 287,164
Other liabilities                                 36,171                                  24,788
                                              ----------                             -----------
  Total liabilities                            2,100,979                               1,941,598

Shareholders' equity                             153,117                                 136,097
                                              ----------                             -----------
  Total liabilities and stockholders' equity  $2,254,096                             $ 2,077,695
                                              ==========                             ===========

Net interest income                                         $ 73,573                              $66,103
                                                            ========                              =======
Interest rate spread (4)                                                 3.23 %                               3.00 %
                                                                       ======                               ======
Net yield on interest-earning assets (5)                                 3.57 %                               3.44 %
                                                                       ======                               ======
Ratio of average interest-earning assets
  to average interest-bearing liabilities                              119.45 %                             117.81 %
                                                                       ======                               ======

--------------------------------------------------------------------------------------------------------------------

(1)  Average balances include non-accrual loans.
(2) Loan fees are in included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.